Amended and Restated

SCHEDULE D

Dated September 3, 2019 to

THE ADVISORS’ INNER CIRCLE FUND

Amended and Restated Rule 18f-3

Multiple Class Plan

dated February 21, 2007

Westwood Funds

(each a Fund to which Westwood Management Corp. serves as investment adviser)

FUND	Institutional Shares	A Class Shares	C Class Shares	Ultra Shares
Westwood LargeCap Value Fund	X	X
Westwood Low Volatility Equity Fund	X
Westwood SMidCap Fund	X
Westwood SmallCap Fund	X	X	X
Westwood Income Opportunity Fund	X	X	X
Westwood SMidCap Plus Fund	X
Westwood Short Duration High Yield Fund	X	X
Westwood Emerging Markets Fund	X	X
Westwood Emerging Markets Plus Fund	X	X
Westwood Market Neutral Income Fund	X			X
Westwood Strategic Convertibles Fund	X
Westwood Flexible Income Fund	X

Exhibit D.1

WESTWOOD FUNDS

CERTIFICATE OF CLASS DESIGNATION

A Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

A Class Shares are sold subject to a front-end sales charge, as described in the Funds’ prospectus(es), and may be subject to a contingent-deferred sales charge if redeemed within 18 months of purchase, subject to the waivers and reductions described in the Funds’ prospectus(es).

Additionally, A Class Shares are subject to a Rule 12b-1 Fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund’s average daily net assets attributable to A Class Shares. The Distributor will use the Rule 12b-1 Fees for expenses associated with the promotion and sale of the Funds’ A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.	Eligibility of Purchasers

A Class Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of A Class Shares will have one vote for each full A Class Shares held and a fractional vote for each fractional A Class Shares held. Shareholders of A Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to A Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of A Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange A Class Shares of a Fund for A Class Shares or shares of a different class of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of A Class Shares of a Fund may convert such A Class Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in A Class Shares, a Fund may, in its discretion, elect to convert such shareholder’s A Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s A Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

Exhibit D.2

WESTWOOD FUNDS

CERTIFICATE OF CLASS DESIGNATION

Institutional Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but may be subject to a shareholder servicing fee that is payable under a Shareholder Service Plan.

Under the terms of the Shareholder Service Plan, certain Funds are permitted to compensate, out of the Institutional Shares’ assets, in an annual amount as described below, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Funds on behalf of their customers who are Institutional Shares shareholders, as described in the Funds’ prospectus(es).

Fund	Shareholder Servicing Fee
SMidCap Plus Fund Westwood SMidCap Fund Westwood SmallCap Fund	Up to 0.20% of the average daily net assets
Westwood Market Neutral Income Fund	Up to 0.15% of the average daily net assets

2.	Eligibility of Purchasers

Institutional Shares are available to certain categories of investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Institutional Shares of a Fund for Institutional Shares or shares of a different class of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Institutional Shares of a Fund may convert such Institutional Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, a Fund may, in its discretion, elect to convert such shareholder’s Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

Exhibit D.3

WESTWOOD FUNDS

CERTIFICATE OF CLASS DESIGNATION

C Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

C Class Shares are sold without a front-end sales charge, but may be subject to a contingent-deferred sales charge if redeemed within 12 months of purchase, subject to the waivers and reductions described in the Funds’ prospectus(es).

Additionally, C Class Shares are subject to a Rule 12b-1 Fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 1.00% of the Fund’s average daily net assets attributable to C Class Shares. The Distributor will use the Rule 12b-1 Fees for expenses associated with the promotion and sale of the Funds’ C Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.	Eligibility of Purchasers

C Class Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of C Class Shares will have one vote for each full C Class Shares held and a fractional vote for each fractional C Class Shares held. Shareholders of C Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to C Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to C Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of C Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange C Class Shares of a Fund for C Class Shares or shares of a different class of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of C Class Shares of a Fund may convert such C Class Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in C Class Shares, a Fund may, in its discretion, elect to convert such shareholder’s C Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s C Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

c. Automatic Conversion

C Class Shares automatically convert to A Class Shares in the same Fund after 10 years, subject to the conditions described in the Funds’ prospectuses(es).

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

Exhibit D.4

WESTWOOD FUNDS

CERTIFICATE OF CLASS DESIGNATION

Ultra Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Ultra Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

Ultra Shares are available to individual and institutional investors, and may require a minimum investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Ultra Shares will have one vote for each full Ultra Shares held and a fractional vote for each fractional Ultra Shares held. Shareholders of Ultra Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Ultra Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Ultra Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Ultra Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Ultra Shares of a Fund for Ultra Shares or shares of a different class of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Ultra Shares of a Fund may convert such Ultra Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Ultra Shares, a Fund may, in its discretion, elect to convert such shareholder’s Ultra Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Ultra Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.